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                                     AMENDMENT TO
                                DECLARATION OF TRUST OF
                                    AETNA GET FUND

     The undersigned, being a majority of the duly elected and qualified Trustees of Aetna GET Fund (the "Trust"), a Massachusetts business Trust, acting pursuant to Section 11.3 of the Declaration of Trust dated March 9, 1987, as amended, (the "Declaration of Trust") hereby states that the shareholders of the Trust, upon approval and recommendation of the Board of Trustees, on November 22, 2000, approved the amendment and restatement of Article X, Section 10.4 of the Declaration of Trust as follows:

     10.4. RECORD DATE FOR MEETINGS. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding 30 days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than 90 days prior to the date of any meeting of Shareholders or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purposes, except for dividend payments, which shall be governed by Section 9.2.



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The foregoing shall be effective upon execution.


/s/ Albert E. DePrince, Jr.
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Albert E. DePrince, Jr., as Trustee and not individually


/s/ Maria T. Fighetti
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Maria T. Fighetti, as Trustee and not individually


/s/ J. Scott Fox
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J. Scott Fox, as Trustee and not individually


/s/ David L. Grove
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David L. Grove, as Trustee and not individually


/s/ John Y. Kim
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John Y. Kim, as Trustee and not individually


/s/ Sidney Koch
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Sidney Koch, as Trustee and not individually


/s/ Corine T. Norgaard
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Corine T. Norgaard, as Trustee and not individually


/s/ Richard G. Scheide
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Richard G. Scheide, as Trustee and not individually


Dated:

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